                         AMENDED AND RESTATED BY-LAWS

                                      OF

                      OPPENHEIMER QUEST FOR VALUE FUNDS

                                  ARTICLE I

                                 Definitions

      The terms  "Commission,"  "Declaration,"  "Majority  Shareholder  Vote,"
"1940 Act,"  "Shareholders,"  "Shares,"  "Trust  Property" and "Trustees" have the respective  meanings given them in the Declaration of Trust of Oppenheimer
Quest for Value Funds (the  "Trust")  dated  October 3, 2005,  as amended from time to time.

                                  ARTICLE II

                                   Offices

      2.1   Principal  Office.  Until changed by the  Trustees,  the principal office of the Trust in the Commonwealth of Massachusetts  shall be in the City of Boston, County of Suffolk.

      2.2   Other  Offices.  In  addition  to  its  principal  office  in  the
Commonwealth of Massachusetts,  the Trust may have an office or offices in the
State  of  New  York,  and  at  such  other  places  within  and  without  the
Commonwealth  as the Trustees may from time to time  designate or the business of the Trust may require.

                                 ARTICLE III

                            Shareholder's Meetings

      3.1   Place of Meetings.  Meetings of the Shareholders  shall be held at such place,  within or without the  Commonwealth of  Massachusetts,  as may be designated from time to time by the Trustees.

      3.2   Meetings.  Meetings of the  Shareholders  of the Trust, as a whole or by series or class,  shall be held  whenever  called by a  majority  of the
Trustees or the President of the Trust and as a whole  whenever  election of a
Trustee or Trustees by  Shareholders  is required by the provisions of Section
16 of the 1940 Act for that purpose.  Meetings of Shareholders,  as a whole or by series or class,  as the case may be, shall also be called by the Secretary upon the written  request,  which  request shall state the purpose or purposes of such  meeting  and the  matters  proposed  to be acted on  thereat,  of the holders of Shares  entitled to vote not less than twenty five percent (25%) of all the votes  entitled to be cast at such meeting,  provided,  however,  that pursuant  to  Section  16(c)  of  the  1940  Act,  that  a  meeting  requested exclusively  for the stated  purpose of removing a Trustee  shall be called by the Secretary  upon the written  request of the holders of Shares  entitled to vote not less than ten percent  (10%) of all the votes  entitled to be cast at such  meeting  as to the matter be elected on  thereat.  The  Secretary  shall inform such  Shareholders  of the  reasonable  estimated cost of preparing and mailing  such  notice of the  meeting,  and upon  payment to the Trust of such costs,  the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to vote at such meeting.  Except as otherwise required by law,  no meeting  need be called  upon the request of the holders of Shares entitled  to cast less than a  majority  of all votes  entitled  to be cast at such  meeting,  to consider  any matter which is  substantially  the same as a matter  voted upon at any  meeting of the same  Shareholders  held  during the preceding twelve months.

      3.3   Notice of  Meetings;  Waiver.  Written or printed  notice of every
Shareholders'  meeting  stating  the  place,  date  and  purpose  or  purposes thereof,  shall be given by the  Secretary  not less  than  seven (7) nor more
than  one  hundred  and  twenty   (120)  days  before  such  meeting  to  each
Shareholder entitled to vote at such meeting,  either by mail or by presenting it to him  personally,  or by leaving it at his  residence  or usual  place of business.  If mailed,  such notice shall be deemed to be given when  deposited in the United States mail,  postage  prepaid,  directed to the  Shareholder at his address as it appears on the records of the Trust.  Any such notice may be waived by any person or persons  entitled to such notice,  by a notice  signed by such person or persons and filed with the records of the  meeting,  whether before or after the holding thereof,  or by actual  attendance at the meeting, in person or by proxy,  except where the Shareholder attends a meeting for the express  purpose of  objecting to the  transaction  of business on the grounds that the meeting has not been lawfully called or convened.

      3.4   Quorum and Adjournment of Meetings.  Except as otherwise  provided by  law,  by  the  Declaration  or  by  these  By-Laws,  at  all  meetings  of
Shareholders  the holders of a majority of the Shares  issued and  outstanding and  entitled  to vote  thereat,  present in person or  represented  by proxy, shall be  requisite  and shall  constitute  a quorum  for the  transaction  of business.  In the absence of a quorum, the Shareholders present or represented by proxy and entitled to vote thereat  shall have power to adjourn the meeting from time to time.  Any  adjourned  meeting may be held as  adjourned  without further notice.  At any adjourned  meeting at which a quorum shall be present, any business may be  transacted  as if the meeting had been held as originally called.

      3.5   Voting  Rights,  Proxies.  At each meeting of  Shareholders,  each holder of record of Shares  entitled to vote thereat  shall be entitled to one vote in person or by proxy,  executed  in  writing by the  Shareholder  or his duly  authorized  attorney-in-fact,  for each Share of beneficial  interest of the  Trust  and for the  fractional  portion  of one vote for each  fractional
Share  entitled to vote so  registered in his name on the records of the Trust on the date fixed as the record  date for the  determination  of  Shareholders entitled to vote at such meeting,  if executed after the final  adjournment of such a  meeting.  At all  meetings  of  Shareholders,  unless  the  voting  is conducted  by  inspectors,  all  questions  relating to the  qualification  of voters and the  validity of proxies and the  acceptance  or rejection of votes shall be decided by the chairman of the meeting.  Pursuant to a resolution  of a majority of the  Trustees,  proxies may be  solicited  in the name of one or more Trustees or Officers of the Trust.

      3.6   Vote  Required.  Except  as  otherwise  provided  by  law,  by the
Declaration or by these By-Laws,  at each meeting of  Shareholders  at which a quorum is present, all matters shall be decided by Majority Shareholder Vote.

      3.7   Inspectors   of   Election.   In   advance   of  any   meeting  of
Shareholders,  the Trustees may appoint  Inspectors  of Election to act at the meeting or any  adjournment  thereof.  If  Inspectors  of Election  are not so appointed,  the  chairman  of any  meeting  of  Shareholders  may,  and on the request of any Shareholder or his proxy shall,  appoint Inspectors of Election of the meeting.  In case any person  appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment  made by the
Trustees in advance of the  convening  of the meeting or at the meeting by the person  acting as chairman.  The  Inspectors of Election  shall  determine the number of Shares  outstanding,  the Shares  represented  at the  meeting,  the existence  of a quorum,  the  authenticity,  validity  and effect of  proxies, shall  receive  votes,  ballots  or  consents,  shall hear and  determine  all challenges  and questions in any way arising in  connection  with the right to vote,  shall count and tabulate all votes or consents,  determine the results, and do such other acts as may be proper to conduct  the  election or vote with fairness to all Shareholders.  On request of the chairman of the meeting or of any  Shareholder or his proxy,  the Inspectors of Election shall make a report in writing of any  challenge  or  question  or matter  determined  by them and shall execute a certificate of any facts found by them.

      3.8   Inspection  of Books and  Records.  Shareholders  shall  have such rights and  procedures  of inspection of the books and records of the Trust as are granted to Shareholders under the Massachusetts Business Corporation Law.

      3.9   Action  by  Shareholders  Without  Meeting.  Except  as  otherwise provided  by law,  the  provisions  of these  By-Laws  relating to notices and meetings to the contrary notwithstanding,  any action required or permitted to be taken at any meeting of  Shareholders  may be taken  without a meeting if a majority of the  Shareholders  entitled to vote upon the action consent to the action in writing  and such  consents  are filled  with  records of the Trust.
Such  consent  shall be treated for all  purposes as a vote taken at a meeting of  Shareholders.  No such  consent  shall be valid for longer than six months from this date of execution.

                                  ARTICLE IV

                                   Trustees

      4.1   Meetings of the  Trustees.  The  Trustee  may in their  discretion provide  for regular or special  meetings  of the  Trustees to be held at such time  and  place  as shall be  determined  from  time to time by the  Trustees without further notice.

      4.2   Notice of Special Meetings.  Written notice of special meetings of the  Trustees,  stating the place,  date and time  thereof,  shall be given to each Trustee  personally,  by  telegram,  by mail or by leaving such notice at his place of  business.  If mailed,  such  notice  shall be deemed to be given when  deposited in the United States mail,  postage  prepaid,  directed to the
Trustee at his address as it appears on the records of the Trust.

      4.3   Quorum  and  Adjournment  of  Meetings.  If at any  meeting of the
Trustees there be less than a quorum  present,  the Trustees  present  thereat may  adjourn  the  meeting  from  time to  time,  without  notice  other  than announcement at the meeting, until a quorum shall have been obtained.

      4.4   Action by  Trustees  Without  Meeting.  All  written  consents  of
Trustees  evidencing  action taken by the Trustees without a meeting shall set forth such  action,  shall be signed by all of the  Trustees  entitled to vote upon such  action and shall be filed with the  minutes of  proceedings  of the
Trustees.

      4.5   Expenses and Fees. Each Trustee may be allowed  expenses,  if any, for  attendance at each regular or special  meeting of the Trustees,  and each
Trustee  shall  receive for  services  rendered as a Trustee of the Trust such compensation as may be fixed by the Trustees.  Nothing herein  contained shall be  construed  to  preclude  any Trustee  from  serving the Trust in any other capacity and receiving compensation therefor.

      4.6    Removal,  Resignation  and  Retirement of Trustees.  A Trustee at
any time may be  removed  either  with or  without  cause by  resolution  duly adopted by the  affirmative  votes of the holders of not less than  two-thirds of the outstanding  shares of the Trust,  present in person or by proxy at any meeting  of  shareholders  at which  such vote may be taken,  provided  that a quorum  is  present.  Any  Trustee  at any time may be  removed  for  cause by resolution duly adopted at any meeting of the Board of Trustees  provided that notice  thereof  is  contained  in the  notice of such  meeting  and that such resolution  is  adopted  by the vote of at least two  thirds  of the  Trustees whose  removal is not  proposed.  As used  herein,  "for cause" shall mean any cause which under  Massachusetts  law would permit the removal of a Trustee of a  business  trust.  Any  Trustee  may  resign or retire as Trustee by written instrument  signed  by him  and  delivered  to the  other  Trustees  or to any officer of the Trust,  and such  resignation  or retirement  shall take effect upon such delivery or upon such later date as is specified in such  instrument and  shall  be  effective  as to the  Trust  and  each  Series  of  the  Trust hereunder.  Notwithstanding  the  foregoing,  any and all  Trustees  shall  be subject to the  provisions  with respect to mandatory  retirement set forth in the Retirement Plan for  Non-Interested  Trustees or Directors  adopted by the
Trust, as the same may be amended from time to time.

                                  ARTICLE V

                               Indemnification

      5.1   Indemnification of Trustees, Officers, Employees and Agents.
            (a)   The Trust shall  indemnify  any person who was or is a party or is  threatened  to  be  made  to  any  threatened,  pending,  or  completed investigative  (other than an action by or in the right of the Trust or any of its shareholders) by reason of the fact that he is or was a Trustee,  officer, employee  or  agent  of  the  Trust.  The  indemnification  shall  be  against expenses,  including  attorneys'  fees,  judgments,  fines and amounts paid in settlement,  actually and  reasonably  incurred by him in connection  with the action,  suit or  proceeding,  if he acted in good  faith  and in a manner  he reasonably  believed  to be in or not  opposed  to the best  interests  of the
Trust,  and,  with  respect  to any  criminal  action or  proceedings,  had no reasonable  cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement,  conviction or upon a plea of nolo  contendere or its equivalent,  shall not, of itself,  create a presumption  that the person  did not act in good faith and in a manner  which he  reasonably  believed to be in or not opposed to the best  interests of the
Trust, and, with respect to any criminal action or proceeding,  had reasonable cause to believe that his conduct was unlawful.

            (b)   The Trust shall  indemnify  any person who was or is a party or is  threatened to be made a party to any  threatened,  pending or completed action  or suit by or on behalf  of the  Trust or any of its  shareholders  to obtain a  judgment  or decree in its favor by reason of the fact that he is or was a Trustee,  officer,  employee or agent of the Trust. The  indemnification shall be against expenses,  including attorneys' fees, actually and reasonably incurred by him in connection  with the defense or settlement of the action or suit, if he acted in good faith and in a manner he  reasonably  believed to be in or not  opposed  to the best  interests  of the  Trust;  except  that  such indemnification  shall  preclude  payment upon any  liability,  whether or not
there  is  an  adjudication  of  liability,   arising  by  reason  of  willful
misfeasance,  bad faith, gross negligence,  or reckless disregard of duties as described in Sections 17(h) and (i) of the 1940 act.

            (c)   To the extent that a Trustee,  officer, employee or agent of the Trust has been  successful  on the merits or  otherwise  in defense of any action,  suit  or  proceeding  referred  to in  subsections  (a)  or (b) or in defense  of any  claim,  issue or  matter  therein,  he  shall be  indemnified against expenses,  including attorneys' fees, actually and reasonably incurred by him in connection therewith.

            (d)(1) Unless a court orders otherwise,  any indemnification under subsections  (a) or (b) of  this  section  may be made  by the  Trust  only as authorized in the specific case after a determination that  indemnification of the  Trustee,  officer,  employee  or agent  is  proper  in the  circumstances
because  he  has  met  the  applicable   standard  of  conduct  set  forth  in
subsections (a) or (b).

            (2)   The determination shall be made:

                  (i) by the  Trustees,  by a majority  vote of a quorum which consists  of  Trustees  who  were not  parties  to the  action,  suit or proceeding; or

                  (ii)  if the  required  quorum  is not  obtainable,  or if a quorum of  disinterested  Trustees  so  directs,  by  independent  legal counsel in a written opinion; or

                  (iii) by the Shareholders.

            (3)   Notwithstanding  the  provision  of  this  Section  5.1,  no person shall be entitled to indemnification for any liability,  whether or not
there  is  an  adjudication  of  liability,   arising  by  reason  of  willful
misfeasance,  bad faith,  gross negligence or reckless  disregard of duties as described in Sections 17(h) and (i) of the 1940 Act ("Disabling  Conduct").  A
person shall be deemed not liable by reason of Disabling Conduct if, either:

                  (i) a final  decision  on the  merits  is made by a court or other body before  whom the  proceeding  was brought  that the person to indemnified  ("Indemnitee")  was  not  liable  by  reason  of  Disabling
      Conduct; or

                  (ii)  in the  absence  of  such  a  decision,  a  reasonable determination,  based  upon a review of the facts,  that the  Indemnitee was not liable by reason of Disabling Conduct, is made by either-

                        (A)   a  majority  of a  quorum  of  Trustees  who are
            neither  "interested  persons" of the Trust, as defined in Section
            2(a)(19)  of the 1940 Act,  nor  parties  to the  action,  suit or proceeding; or

                        (B)   an  independent   legal  counsel  in  a  written
            opinion.

            (e)   Expenses,  including attorneys' fees, incurred by a Trustee, officer,  employee  or agent of the  Trust in  defending  a civil or  criminal action,  suit or  proceeding  may be paid by the Trust in advance of the final disposition thereof if:

                  (1)   authorized in the specific case by the Trustees; and

                  (2) the Trust  receives  an  undertaking  by or on behalf of the Trustee,  officer,  employee or agent of the Trust to repay the advance if
it  is  not  ultimately   determined  that  such  person  is  entitled  to  be
indemnified by the Trust; and

                  (3)   either,

                        (i)   such   person   provides  a  security   for  his
            undertaking; or

                        (ii)  the Trust is  insured  against  losses by reason
            of any lawful advances; or

                        (iii) a  determination,  based on a review of  readily
            available facts,  that there is reason to believe that such person ultimately will be found entitled to  indemnification,  is made by either

                              (A)   A majority of a quorum  which  consists of
                  Trustees who are neither "interested  persons" of the Trust, as defined in Section  2(a)(19) of the 1940 Act, nor parties to the action, suit or proceeding; or

                              (B)   an independent  legal counsel in a written
                  opinion.

            (f)   The  indemnification  provided by this Section  shall not be deemed  exclusive of any other rights to which a person may be entitled  under any by-law,  agreement,  vote of  Shareholders  or  disinterested  Trustees or otherwise,  both as to action  in his  official  capacity  and as to action in another  capacity while holding office,  and shall continue as to a person who has  ceased to be a  Trustee,  officer,  employee  or agent and  insure to the benefit of the heirs,  executors and  administrators of such person;  provided that no person may satisfy any right of  indemnity  or  reimbursement  granted herein or to which he may be otherwise  entitled except out of the property of the Trust,  and no  Shareholder,  as such,  shall be  personally  liable  with respect to any claim for indemnity or reimbursement or otherwise.

            (g)   The Trust may purchase  and maintain  insurance on behalf of any person who is or was a Trustee,  officer,  employee or agent of the Trust, against any  liability  asserted  against him and  incurred by him in any such capacity,  or arising our of his status as such. However, in no event will the
Trust  pay  that  portion  of  insurance  premiums,  if any,  attributable  to coverage which would  indemnify any officer or Trustee  against  liability for
Disabling Conduct.

            (h)   Nothing  contained  in this  Section  shall be  construed to protect  any  Trustee or officer of the Trust  against  any  liability  to the
Trust or to its  security  holders to which he would  otherwise  be subject by reason of  willful  misfeasance,  bad  faith,  gross  negligence  or  reckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE VI

                                  Committees

     6.1    Executive  and  Other  Committees.  The  Trustees,  by  resolution adopted by a majority of the Trustees,  may  designate an Executive  Committee and/or other  committees,  each committee to consist of two (2) or more of the
Trustees of the Trust and may delegate to such  committees,  in the  intervals between meetings of the Trustees,  any or all of the powers of the Trustees in the  management of the business and affairs of the Trust,  except those powers which by law,  the  Declaration  of these  By-Laws  they are  prohibited  from delegating.  In the absence of any member of any such  committee,  the members thereof present at any meeting,  whether or not they constitute a quorum,  may appoint a  Trustee  to act in place of such  absent  member.  A the  Executive
Committee and any such committee  shall fix its own rules or procedures.  Each such  committee  shall keep a record of its  proceedings.  All  actions of the
Executive  Committee  shall be reported to the Trustees at the meeting thereof next succeeding to the taking of such action.

     6.2    Advisory   Committee.   The   Trustees  may  appoint  an  advisory
committee  which  shall be  composed  of persons who do not serve the Trust in any other  capacity and which shall have  advisory  functions  with respect to the  investments  of the Trust but which shall have no power to determine that any  security  or other  investment  shall  be  purchased,  sold or  otherwise disposed  of by the  Trust.  The  number  of  persons  constituting  any  such advisory committee shall be determined from time to time by the Trustees.  The members of any such  advisory  committee  may receive  compensation  for their services  and may be allowed  such fees and  expenses  for the  attendance  at meetings as the Trustees may from time to time determine to be appropriate.

     6.3    Committee  Action  Without  Meeting.  All written  consents of the committee members  evidencing action taken by such committee without a meeting shall set  forth  such  action,  shall be  signed  by the  required  number of committee  members and shall be filed with the records of the  proceedings  of such committee.

                                 ARTICLE VII

                                   Officers

      7.1   Executive  Officers.  In  addition  to the  officers  required  or permitted  by the  Declaration,  the  Trustees may also elect one or more Vice
Presidents,  Assistant Vice  Presidents,  Assistant  Secretaries and Assistant
Treasurers  and may  elect,  or may  delegate  to the  President  the power to appoint,  such other  officers and agents as the Trustees shall at any time or from  time to time  deem  advisable.  Two or more  offices,  except  those  of
President and Vice President,  may be held by the same person,  but no officer shall  execute,  acknowledge  or  verify  any  instrument  in  more  than  one capacity.  The  executive  officers of the Trust shall be elected  annually by the Trustees  and each  executive  officer so elected  shall hold office until his successor is elected and is qualified.

      7.2   Execution of Instruments  and Documents and Signing of Checks and
Other Obligations and Transfers.  All instruments,  documents and other papers shall be  executed  in the name and on behalf  of the  Trust  and all  checks, notes,  drafts  and other  obligations  for the  payment of money by the Trust shall be signed,  and all transfers of securities  standing in the name of the
Trust  shall  be  executed,  by  the  President,  any  Vice  President  or the
Treasurer,  or by any one or more  officers  or  agents of the Trust as may be designated by vote of the Trustees.

      7.3   Term and Removal and  Vacancies.  Each  Officer of the Trust shall hold office until his  successor is elected and is  qualified.  Any officer or agent  of the  Trust  may  be  removed  by the  Trustees  whenever,  in  their judgment,  the best  interests of the Trust will be served  thereby,  however, any  officer may be removed  from office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

      7.4   Compensation of Officers.  The compensation of officers and agents of the  Trust  shall be  fixed by the  Trustees,  or by the  President  to the extent  provided by the  Trustees  with  respect to officers  appointed by the
President.

      7.5   Power  and  Duties.  All  officers  and  agents of the  Trust,  as between  themselves and the Trust,  shall have such authority and perform such duties in the  management  of the Trust as may be  provided  in or pursuant to these By-Laws,  or to the extent not so provided,  as may be prescribed by the
Trustees;  provided,  that no rights of any third  party  shall be affected or impaired  by any such  By-Laws or  resolution  of the  Trustees  unless he has knowledge thereof.

      7.6   The  Chairman.  The  Chairman,  if  any,  or in  his  absence  the
President,  shall  preside  at all  meetings  of the  Shareholders  and of the
Trustees,  shall be a signatory on all Annual and  Semi-Annual  Reports as may be sent to  Shareholders,  and he  shall  perform  such  other  duties  as the
Trustees may from time to time prescribe.

      7.7   The President.  The President shall be the chief executive officer of the Trust,  he shall have general and active  management of the business of the Trust,  shall see that all  orders and  resolutions  of the  Trustees  are carried into effect,  and, in  connection  therewith,  shall be  authorized to delegate to one or more Vice  Presidents such of his powers and duties at such times and in such a manner as he may deem  advisable.  Subject to the  control of the Trustees and to the control of any  committees of the Trustees,  within their respective spheres,  as provided by the Trustees,  he shall at all times exercise a general  supervision  and direction  over the affairs of the Trust.
He shall have the power to employ  attorneys  and counsel for the Trust and to employ such subordinate officers,  agents, clerks and employees as he may find necessary to transact the business of the Trust.  He shall also have the power to grant,  issue,  execute or sign such powers of  attorney,  proxies or other documents  as may be deemed  advisable  or  necessary  in  furtherance  of the interests  of the  Trust.  The  President  shall  have such  other  powers and duties,  as from time to time may be conferred  upon or assigned to him by the
Trustees.

      7.8   The Vice Presidents.  The Vice Presidents shall be of such numbers and shall  have  such  titles  as may be  determined  from time to time by the
Trustees.  The  Vice  President,  or,  if  there be more  than  one,  the Vice
Presidents in the order of their  seniority as may be determined  from time to time by the Trustees or the President,  shall, in the absence or disability of the  President,  exercise the powers and perform the duties of the  President;
and he or  they  shall  perform  such  other  duties  as the  Trustees  or the
President may from time to time prescribe.

      7.9   The Assistant Vice Presidents.  The Assistant Vice President,  or,
if there be more than one, the Assistant Vice  Presidents,  shall perform such duties and have such powers as may be  assigned  them from time to time by the
Trustees or the President.

      7.10  The  Secretary.  The  Secretary  shall  attend all meetings of the
Trustees and all meetings of the  Shareholders  and record all the proceedings of the meetings of the  Shareholders  and of the Trustees in a book to be kept for that purpose,  and shall  perform like duties for the standing  committees when required.  He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Trustees,  or the President,  may from time to time  prescribe.  He shall keep in safe  custody  the seal of the
Trust and affix or cause the same to be  affixed to any  instrument  requiring it, and,  when so affixed,  it shall be  attested by his  signature  or by the signature of an Assistant Secretary.

      7.11  The Assistant Secretaries.  The Assistant Secretary,  or, if there shall be more than one, the Assistant Secretaries,  in the order determined by the Trustees or the  President,  shall,  in the absence or  disability  of the
Secretary,  perform  duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the  Trustees,  or the
President, may from time to time prescribe.

      7.12  The Treasurer.  The Treasurer shall be the chief financial officer of the Trust. He shall keep or cause to be kept full and accurate  accounts or receipts  and  disbursements  in books  belonging  to the Trust,  and he shall render to the Trustees and the  President  whenever any of them require it, an account of his  transactions  as Treasurer and of the  financial  condition of the Trust;  and he shall  perform  such other  duties as the  Trustee,  or the
President, may from time to time prescribe.

      7.13  The Assistant  Treasurers.  The Assistant Treasurer,  or, if there shall be more than one, the Assistant  Treasurers  in the order  determined by the Trustees or the  President,  shall,  in the absence or  disability  of the
Treasurer,  perform the duties and  exercise the powers of the  Treasurer  and shall perform such other duties and have such other powers as the Trustee,  or the President, may from time to time prescribe.

                                 ARTICLE VIII

                                  Custodian

      The custodian of the Trust shall be appointed, among other things:

            (1)   to receive  and hold the  securities  owned by the Trust and deliver the same upon written order;

            (2)   to receive  and  receipt for any moneys due to the Trust and deposit the same in its own banking  department  or  elsewhere as the Trustees may direct;

            (3)   to disburse such funds upon orders or vouchers;

all  upon  such  basis of  compensation  as may be  agreed  upon  between  the
Trustees and the  custodian.  In addition the  custodian  may be authorized to keep the books and accounts of the Trust and furnish  clerical and  accounting services  and to compute  the net income of the Trust and the net asset  value of the Trust and its shares.  If so directed by a Majority  Shareholder  Vote, the custodian  shall deliver and pay over all property of the Trust held by it as specified in such vote.

      The  Trustees  may also  authorize  the  custodian to employ one or more sub-custodians  from time to time to perform  such of the acts and services of the  custodian  and upon such  terms  and  conditions,  as may be agreed  upon between the custodian and such sub-custodian and approved by the Trustees.

                                  ARTICLE IX

                                Miscellaneous

      9.1   Location of Books and Records.  The books and records of the Trust may be kept outside the  Commonwealth of Massachusetts at such place or places as the Trustees may from time to time determine,  except as otherwise required by law.

      9.2   Record Date.  The Trustees may fix in advance a date as the record date for the purpose of determining  Shareholders entitled to notice of, or to vote at, any  meeting of  Shareholders,  or  Shareholders  entitled to receive payment of any dividend or the allotment of any rights,  or in order to make a determination of Shareholders for any other proper purpose.  Such date, in any case,  shall be not more than one hundred and twenty  (120) days,  and in case of a meeting of Shareholders  not less than ten (10) days prior to the date on which particular action requiring such  determination of Shareholders is to be taken.  In lieu of fixing a record  date,  the  Trustees  may provide that the transfer  books shall be closed for a stated period but not to exceed,  in any case,  twenty (20) days.  If the transfer  books are closed for the purpose of determining  Shareholders  entitled  to  notice  of a  vote  at a  meeting  of
Shareholders,  such  books  shall  be  closed  for  at  least  ten  (10)  days immediately preceding such meetings.

      9.3   Seal.  The  Trustees  shall  adopt a seal,  which shall be in such form and shall have such inscription  thereon as the Trustees may from time to time provide.  The seal of the Trust may be affixed to any  document,  and the seal and its attestation may be  lithographed,  engraved or otherwise  printed on any  document  with the same force and  effect as if it had been  imprinted and  attested  manually in the same manner and with the same effect as if done by a Massachusetts business corporation under Massachusetts law.

      9.4   Fiscal  Year.  The fiscal year of the Trust shall end on such date as the Trustees may by resolution specify,  and the Trustees may be resolution change such date for future fiscal years at any time and from time to time.

      9.5   Order for  Payment of Money.  All orders or  instructions  for the payment  of  money  of  the  Trust,  and  all  notes  or  other  evidences  of indebtedness  issued in the name of the Trust, shall be signed by such officer or officers or such other  person or persons as the  Trustees may from time to time  designate,  or as may  be  specified  in or  pursuant  to the  agreement between the Trust and the bank or trust company  appointed as Custodian of the securities and funds of the Trust.

                                  ARTICLE X

                Compliance with Federal and State Regulations

            The Trustees are hereby  empowered to take such action as they may deem to be necessary,  desirable or  appropriate so that the Trust is or shall be in compliance  with any federal or state statute,  rule or regulation  with which compliance by the Trust is required.

                                  ARTICLE XI

                                  Amendments

            These  By-Laws  may  be  amended,  altered,  or  repealed,  or new
By-Laws  may be adopted,  (a) by a Majority  Shareholder  Vote,  or (b) by the
Trustees;  provided,  however,  that no such  amendment  ,  adoption or repeal requires,  pursuant to law, the  Declaration or these  By-Laws,  a vote of the
Shareholders.  The  Trustees  shall in no event  adopt  By-Laws  which  are in conflict  with  the  Declaration,  and any  apparent  inconsistency  shall  be construed in favor of the related provision in the Declaration.

                                 ARTICLE XII

                             Declaration of Trust

      The  Declaration  establishing  Quest for Value U.S.  Government  Income
Trust,  a copy of which,  together with all amendments  hereto,  is on file in the office of the Secretary of the  Commonwealth  of  Massachusetts,  provides that the name  Quest for Value  U.S.  Government  Income  Trust  refers to the
Trustees  under  the  Declaration   collectively  as  Trustees,   but  not  as
individuals or personally; and no Trustee,  Shareholder,  Officer, employee or agent of Quest for Value U.S.  Government  Income  Trust  shall be held to any personal liability,  nor shall resort be had to their private property for the satisfaction  of any obligation or claim or otherwise,  in connection with the affairs of said Quest for Value U.S.  Government  Income Trust,  but the Trust
Property only shall be liable.